Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727
Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS NET LOSS OF $1.52 PER
DILUTED SHARE FOR 2008 SECOND QUARTER

●

Net interest income increased 12 percent compared to the second quarter of 2007.

●

Wealth Management total revenue rose 14 percent over the same period last year.

●

Provision for loan and lease losses of $886 million driven by continued deterioration in the housing market.

●

Allowance to loan ratio boosted to 2.05 percent.

●

Capital strength provides significant cushion in uncertain environment.

Milwaukee, Wis. – July 16, 2008 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2008 second quarter net loss of $393.8 million, or $1.52 per share, as compared to income from continuing operations of $178.9 million, or $0.68 per share, in the second quarter of 2007.

During the second quarter of 2008, the Corporation experienced continued stress on its construction and development portfolio due to the ongoing deterioration in the housing market. The following actions were taken:

●

A provision for loan and lease losses of $886 million was taken, representing $485 million in excess of charge-offs of $401 million.

●

Approximately $20 million was added to the reserve for unfunded commitments.

●

Allowance to loan ratio was boosted to 2.05 percent—up 105 basis points versus the second quarter of 2007.

2008 Second Quarter Key Performance Highlights

●

On an acquisition-adjusted basis, average loans and leases increased 11 percent over the second quarter of 2007.

●

Net interest margin rose 5 basis points on a linked quarter basis and was down 1 basis point from the second quarter of 2007.

●

Net interest income increased 12 percent compared to the same period last year.

●

Wealth Management total revenue increased 14 percent over the second quarter of 2007.

●

Adjusted efficiency ratio was 51.3 percent, up 0.4 percentage points from the adjusted efficiency ratio for the same period last year.

●

Tangible common equity ratio was 7.0 percent at June 30, 2008—up 1.2 percentage points from June 30, 2007.

Loan and Core Deposit Growth

On an acquisition-adjusted basis, M&I’s average loans and leases totaled $49.9 billion for the second quarter of 2008, reflecting an increase of $4.9 billion or 11 percent compared to the second quarter of 2007. The Corporation’s average bank-issued deposits totaled $29.5 billion on an acquisition-adjusted basis for the second quarter of 2008, essentially unchanged versus the second quarter of 2007.

Net Interest Income

The Corporation’s net interest income (FTE) rose $47.8 million to $454.6 million in the second quarter of 2008—up 12 percent compared to the second quarter of 2007. The net interest margin was 3.14 percent, up 5 basis points on a linked quarter basis, and down 1 basis point from the same period last year.

Asset Quality

M&I’s construction and development portfolio continued to experience deterioration in the estimated collateral values and repayment abilities of some of the Corporation’s customers, particularly among small and mid-sized local developers. M&I’s provision for loan and lease losses was $886.0 million in the second quarter of 2008. Net charge-offs for the period were $400.7 million, or 3.23 percent of total average loans and leases. At June 30, 2008 and 2007, the allowance for loan and lease losses was 2.05 percent and 1.00 percent, respectively, of total loans and leases. Non-performing loans and leases were 2.07 percent of total loans and leases at June 30, 2008, compared to 0.89 percent at June 30, 2007.

Wealth Management Revenue

The Corporation’s Wealth Management business produced solid results during the second quarter of 2008. Wealth Management total revenue was $74.8 million for the current quarter, an increase of $9.2 million or 14 percent over the second quarter of 2007. Assets Under Management finished the quarter at $25.4 billion and Assets Under Administration ended at $106.4 billion.

Other Non-Interest Income

M&I’s service charges on deposits were $37.9 million for the second quarter of 2008, an increase of $7.8 million or 26 percent from the same period last year.

Non-Interest Expense

The Corporation’s non-interest expense was $380.4 million for the second quarter of 2008, an increase of $86.1 million from the second quarter of 2007.  After adjusting for certain non-recurring expenses, which include the reserve for unfunded commitments, M&I’s efficiency ratio was 55.0 percent.  Further adjusting the second quarter of 2008 and 2007 for credit-related expenses which include other real estate owned, the Corporation’s efficiency ratio was 51.3 percent—up 0.4 percentage points from the same period last year.

Year-to-Date Results

M&I reported a net loss of $247.6 million, or $0.95 per share, as compared to income from continuing operations of $347.7 million, or $1.32 per share, for the six months ended June 30, 2008 and 2007, respectively.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and common shareholders’ equity were $64.3 billion and $6.5 billion, respectively, at June 30, 2008, compared to $58.3 billion and $6.4 billion, respectively, at June 30, 2007. There were 259.4 million common shares outstanding at June 30, 2008, compared to 257.1 million outstanding at June 30, 2007. The Corporation has a Stock Repurchase Program authorization under which up to 12 million shares of the Corporation’s common stock can be repurchased annually. In the second quarter of 2008, the Corporation did not repurchase any shares. M&I’s tangible common equity ratio was 7.0 percent at June 30, 2008—up 1.2 percentage points from June 30, 2007.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Wednesday, July 16, regarding second quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on July 16 and will run through 5:00 p.m. July 23, by calling 1-800-642-1687 and entering pass code 532 69 798.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on July 16.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $64.3 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 51 locations throughout Arizona; 32 offices in Indianapolis and nearby communities; 31 offices along Florida’s west coast and in central Florida; 15 offices in Kansas City and nearby communities; 24 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) M&I’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses to compensate for potential losses in its real estate loan portfolio, (ii) adverse changes in the financial performance and/or condition of M&I’s borrowers, which could impact repayment of such borrowers’ outstanding loans, (iii) those factors referenced in Item 1A. Risk Factors in M&I’s annual report on Form 10-K for the year ended December 31, 2007 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this report.

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended June 30,		Percent		Six Months Ended June 30,		Percent
	2008	2007	Change		2008	2007	Change
PER SHARE DATA
Diluted:
(Loss) Income from Continuing Operations	($1.52)	$0.68	n.m.	%	($0.95)	$1.32	n.m.	%
Net (Loss) Income	(1.52)	0.83	n.m.		(0.95)	1.66	n.m.

Basic:
(Loss) Income from Continuing Operations	(1.52)	0.69	n.m.		(0.95)	1.35	n.m.
Net (Loss) Income	(1.52)	0.85	n.m.		(0.95)	1.70	n.m.

Dividend Declared	0.32	0.31	3.2		0.63	0.58	8.6
Book Value	25.26	25.20	0.2		25.26	25.20	0.2
Shares Outstanding (millions):
Average - Diluted	258.6	264.8	-2.4		259.3	263.1	-1.4
End of Period	259.4	257.1	0.9		259.4	257.1	0.9

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$454.6	$406.8	11.8%		$892.1	$808.3	10.4%
Provision for Loan and Lease Losses	886.0	26.0	n.m.		1,032.3	43.2	n.m.

Wealth Management	74.8	65.6	14.0		146.6	126.3	16.1
Service Charge on Deposits	37.9	30.1	25.9		73.6	57.8	27.4
Mortgage Banking	6.6	12.0	-44.7		16.0	22.1	-27.7
Net Investment Securities Gains	0.5	19.4	-97.7		26.2	21.0	24.4
All Other	67.2	59.4	13.2		135.8	114.9	18.2
Total Non-Interest Revenues	187.0	186.5	0.2		398.2	342.1	16.4

Salaries and Employee Benefits	186.6	168.9	10.5		361.2	319.1	13.2
Occupancy and Equipment	31.2	28.1	11.1		62.5	55.5	12.5
Intangible Amortization	6.0	5.2	15.3		11.9	9.7	23.1
Other	156.6	92.1	69.9		260.6	191.0	36.4
Total Non-Interest Expenses	380.4	294.3	29.2		696.2	575.3	21.0

Tax Equivalent Adjustment	7.0	7.0	-0.8		14.1	14.1	0.1
Pre-Tax (Loss) Income	(631.8)	266.0	n.m.		(452.3)	517.8	n.m.
(Benefit) Provision for Income Taxes	(238.0)	87.1	n.m.		(204.7)	170.1	n.m.
(Loss) Income from Continuing Operations	(393.8)	178.9	n.m.		(247.6)	347.7	n.m.
Discontinued Operations, net of tax:
Separation Transactions Costs	-	(1.5)			-	(2.7)
Metavante Net Income	-	42.9			-	92.1
Discontinued Operations, net of tax	-	41.4			-	89.4
Net (Loss) Income	($393.8)	$220.3	n.m.	%	($247.6)	$437.1	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.14%	3.15%			3.11%	3.18%
Interest Spread (FTE)	2.71	2.49			2.62	2.52

Based on Income from Continuing Operations
Efficiency Ratio	59.3%	51.3%			55.0%	50.9%
Return on Assets	n.m.	1.28			n.m.	1.26
Return on Equity	n.m.	11.00			n.m.	10.97

Based on Net Income
Return on Assets	n.m. %	1.53%			n.m. %	1.54%
Return on Equity	n.m.	13.54			n.m.	13.79

Equity / Assets (End of Period)	10.1%	11.0%			10.1%	11.0%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	As of June 30,		Percent
	2008	2007	Change
ASSETS ($millions)
Cash & Due From Banks	$1,316	$1,196	10.1%
Trading Securities	133	51	160.1
Short - Term Investments	596	539	10.7
Investment Securities	7,695	7,492	2.7
Loan to Metavante	-	982	n.m.
Loans and Leases:
Commercial Loans & Leases	15,842	13,031	21.6
Commercial Real Estate	17,246	14,989	15.1
Residential Real Estate	10,246	9,482	8.1
Home Equity Loans & Lines	4,992	4,206	18.7
Personal Loans and Leases	1,907	1,574	21.1
Total Loans and Leases	50,233	43,282	16.1
Reserve for Loan & Lease Losses	(1,029)	(431)	138.7
Premises and Equipment, net	524	457	14.9
Goodwill and Intangibles	2,242	1,745	28.4
Other Assets	2,550	1,605	58.9
Total Assets of Continuing Operations	64,260	56,918	12.9
Assets of Discontinued Operations	-	1,380	n.m.
Total Assets	$64,260	$58,298	10.2%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$6,390	$5,739	11.3%
Bank Issued Interest Bearing Activity	14,679	13,332	10.1
Bank Issued Time	9,218	8,841	4.3
Total Bank Issued Deposits	30,287	27,912	8.5
Wholesale Deposits	10,886	7,627	42.7
Total Deposits	41,173	35,539	15.9
Short - Term Borrowings	6,598	8,172	-19.3
Long - Term Borrowings	9,003	7,205	25.0
Other Liabilities	972	921	5.5
Liabilities of Discontinued Operations	-	23	n.m.
Shareholders' Equity	6,514	6,438	1.2
Total Liabilities & Shareholders' Equity	$64,260	$58,298	10.2%

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2008	2007	Change	2008	2007	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$879	$1,004	-12.5%	$916	$1,000	-8.4%
Trading Securities	162	58	177.7	170	50	241.2
Short - Term Investments	371	270	37.1	352	272	29.1
Investment Securities	7,735	7,548	2.5	7,823	7,460	4.9
Loan to Metavante	-	982	n.m.	-	982	n.m.
Loans and Leases:
Commercial Loans & Leases	15,603	13,001	20.0	15,256	12,840	18.8
Commercial Real Estate	17,126	14,782	15.9	17,035	14,600	16.7
Residential Real Estate	10,475	9,389	11.6	10,386	9,276	12.0
Home Equity Loans and Lines	4,835	4,223	14.5	4,753	4,259	11.6
Personal Loans and Leases	1,892	1,509	25.4	1,840	1,530	20.2
Total Loans and Leases	49,931	42,904	16.4	49,270	42,505	15.9
Reserve for Loan & Lease Losses	(682)	(432)	57.7	(620)	(428)	44.8
Premises and Equipment, net	521	457	14.0	515	449	14.9
Goodwill and Intangibles	2,244	1,741	28.9	2,243	1,656	35.4
Other Assets	2,329	1,671	39.4	2,252	1,660	35.7
Total Assets of Continuing Operations	63,490	56,203	13.0	62,921	55,606	13.2
Assets of Discontinued Operations	-	1,500	n.m.	-	1,505	n.m.
Total Assets	$63,490	$57,703	10.0%	$62,921	$57,111	10.2%

Memo:
Average Earning Assets	$58,199	$51,762		$57,615	$51,269
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$58,198	$51,808		$57,598	$51,317

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,828	$5,460	6.7%	$5,728	$5,400	6.1%
Bank Issued Interest Bearing Activity	14,781	13,272	11.4	14,866	13,125	13.3
Bank Issued Time	8,887	8,685	2.3	8,873	8,544	3.9
Total Bank Issued Deposits	29,496	27,417	7.6	29,467	27,069	8.9
Wholesale Deposits	9,557	6,259	52.7	8,923	6,315	41.3
Total Deposits	39,053	33,676	16.0	38,390	33,384	15.0
Short - Term Borrowings	6,799	4,297	58.2	6,607	4,273	54.6
Long - Term Borrowings	9,639	11,942	-19.3	9,830	11,783	-16.6
Other Liabilities	1,033	1,082	-4.5	1,097	1,068	2.7
Liabilities of Discontinued Operations	-	182	n.m.	-	211	n.m.
Shareholders' Equity	6,966	6,524	6.8	6,997	6,392	9.5
Total Liabilities & Shareholders' Equity	$63,490	$57,703	10.0%	$62,921	$57,111	10.2%

Memo:
Average Interest Bearing Liabilities	$49,663	$44,455		$49,099	$44,040

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2008	2007	Change	2008	2007	Change
CREDIT QUALITY

Net Charge-Offs ($millions)	$400.7	$23.6	n.m %	$531.8	$38.3	n.m %
Net Charge-Offs / Average Loans & Leases	3.23%	0.22%		2.17%	0.18%
Loan and Lease Loss Reserve ($millions)	$1,028.8	$431.0	138.7%	$1,028.8	$431.0	138.7%
Loan and Lease Loss Reserve / Period-End Loans & Leases	2.05%	1.00%		2.05%	1.00%
Nonaccrual Loans & Leases ($millions)	$1,006.8	$373.4	169.6%	$1,006.8	$373.4	169.6%
Nonaccrual Loans & Leases / Period-End Loans & Leases	2.00%	0.86%		2.00%	0.86%
Loan and Lease Loss Reserve / Nonaccrual Loans & Leases	102%	115%		102%	115%
Non-Performing Loans & Leases (NPL) ($millions) (a)	$1,041.0	$384.0	171.1%	$1,041.0	$384.0	171.1%
NPL's / Period-End Loans & Leases (a)	2.07%	0.89%		2.07%	0.89%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases (a)	99%	112%		99%	112%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	5.37%	7.58%		5.80%	7.60%
Commercial Real Estate	6.03	7.58		6.30	7.59
Residential Real Estate	6.02	7.28		6.22	7.30
Home Equity Loans and Lines	6.27	7.52		6.58	7.53
Personal Loans and Leases	6.38	7.81		6.67	7.83
Total Loans and Leases	5.86	7.52		6.17	7.53
Loan to Metavante	-	4.41		-	4.43
Investment Securities	4.77	5.30		4.90	5.34
Short - Term Investments	1.96	4.63		2.38	4.67
Interest Income (FTE) / Avg. Interest Earning Assets	5.68%	7.11%		5.96%	7.13%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	1.44%	3.61%		1.94%	3.62%
Bank Issued Time	4.07	4.94		4.31	4.90
Total Bank Issued Deposits	2.43	4.14		2.82	4.12
Wholesale Deposits	3.21	5.09		3.57	5.09
Total Interest Bearing Deposits	2.65	4.35		3.03	4.34
Short - Term Borrowings	2.25	5.23		2.79	5.23
Long - Term Borrowings	4.58	5.05		4.75	5.03
Interest Expense / Avg. Interest Bearing Liabilities	2.97%	4.62%		3.34%	4.61%
Net Interest Margin(FTE) / Avg. Earning Assets	3.14%	3.15%		3.11%	3.18%
Interest Spread (FTE)	2.71%	2.49%		2.62%	2.52%

Notes:

(a)   Includes Loans past due 90 days or more.

(b)   Based on average balances excluding fair value adjustments for available for sale securities.